SCHEDULE 6

                            Guarantors



                                  Date of
   Guarantor                     Guaranty         Guaranty Fee
   -----------------------       --------         ------------
   El Chico Corporation of
      Oklahoma, Inc.              9-21-93          $10,000.00*
   El Chico Realty Corporation    9-21-93          $27,496.00*
   Southwest Cafes of
    Tennessee, Inc.               9-21-93          $10,000.00*



   * Amount shown is annual guaranty fee for first year. Annual guaranty fee for subsequent years is to be determined in accordance with the letter agreement of even date herewith among Borrower and the Guarantors, as follows:

            Applicable Committed Sum, multiplied by .75%, multiplied by 110%, allocated among the Guarantors as provided in such letter agreement, but not less than $10,000 per annum for any Guarantor.